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                                                                    EXHIBIT 99.3

                            NEWPARK RESOURCES, INC.

                               OFFER TO EXCHANGE
   UP TO $125,000,000 OF 8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF THE OUTSTANDING
              8 5/8% SENIOR SUBORDINATED NOTES DUE 2007, SERIES A

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
             NEW YORK CITY TIME, ON MARCH __, 1998 UNLESS EXTENDED

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

     Newpark Resources, Inc., a Delaware corporation (the "Company"), is offering upon the terms and conditions set forth in the Prospectus, dated February __, 1998 (as the same may be amended from time to time, the "Prospectus"), and in the related Letter of Transmittal enclosed herewith, to exchange (the "Exchange Offer") its 8 5/8% Senior Subordinated Notes due 2007, Series B (the "Exchange Notes"), for a like principal amount of its outstanding 8 5/8% Senior Subordinated Notes due 2007, Series A (the "144A Notes" and together with the Exchange Notes, the "Notes"). As set forth in the Prospectus, the terms of the Exchange Notes are identical in all material respects to the 144A Notes, except that the issuance of the Exchange Notes has been registered under the Securities Act of 1933, as amended, and therefore the Exchange Notes will not bear legends restricting their transfer and will not contain certain provisions providing for an increase in the interest rate payable on the 144A Notes under certain circumstances relating to the timing of the Exchange Offer. 144A Notes may only be tendered in integral multiples of $1,000.

     Enclosed herewith for your information and forwarding to your clients are copies of the following documents:

          1. The Prospectus, dated February __, 1998.

          2. The Letter of Transmittal to exchange Notes for your use and for the information of your clients. Facsimile copies of the Letter of Transmittal may be used to exchange Notes.

          3. A form of letter which may be sent to your clients for whose accounts you hold 144A Notes registered in your name or in the name of your nominee, with space provided for obtaining such client's instructions with regard to the Exchange Offer.

          4.  A Notice of Guaranteed Delivery.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH __, 1998, UNLESS EXTENDED. PLEASE FURNISH COPIES OF THE ENCLOSED MATERIALS TO THOSE OF YOUR CLIENTS FOR WHOM YOU HOLD 144A NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE AS QUICKLY AS POSSIBLE.

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     In all cases, exchanges of 144A Notes accepted for exchange pursuant to the
Exchange Offer will be made only after timely receipt by the Exchange Agent of
(a) certificates representing such 144A Notes (or confirmation of book-entry transfer to the Exchange Agent's account of 144A Notes tendered by book-entry transfer), (b) the Letter of Transmittal (or facsimile thereof) properly completed and duly executed with any required signature guarantees, and (c) any other documents required by the Letter of Transmittal.

     If holders of 144A Notes wish to tender, but it is impracticable for them to forward their certificates for 144A Notes and all other required documentation prior to the expiration of the Exchange Offer (or comply with the book-entry transfer procedures on a timely basis), a tender may be made by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer--Guaranteed Delivery Procedures" and in Instruction 2 of the Letter of Transmittal.

     The Exchange Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of 144A Notes residing in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

     The Company will not pay any fees or commissions to brokers, dealers or other persons for soliciting exchanges of Notes pursuant to the Exchange Offer. The Company will, however, upon request, reimburse you for customary clerical and mailing expenses incurred by you in forwarding any of the enclosed materials to your clients. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Notes to it, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

     THIS LETTER IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY, THE TERMS AND CONDITIONS SET FORTH IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL. REFERENCE SHOULD BE MADE TO THE PROSPECTUS AND THE LETTER OF TRANSMITTAL FOR A MORE COMPLETE DESCRIPTION OF THE MATTERS AND PROCEDURES DISCUSSED HEREIN.

     Questions and requests for assistance with respect to the Exchange Offer or for additional copies of the Prospectus and Letter of Transmittal may be directed to the Exchange Agent at its address set forth in the Prospectus or at
(617) 664-5314.

                                    Very truly yours,

                                    NEWPARK RESOURCES, INC.


     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON THE AGENT OF THE COMPANY, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.

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